EXECUTION VERSION

Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished supplementally to the SEC upon request.

FIRST AMENDMENT TO
TRANSACTION AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of March 4, 2021 amends the Transaction Agreement, dated as of December 21, 2020 (the “Transaction Agreement”), by and among OCW MAV Holdings, LLC, a Delaware limited liability company (“OMH”), Ocwen Financial Corporation, a Florida corporation (“Ocwen”), and solely for the purposes of Section 7, Oaktree Real Estate Opportunities Fund VIII, L.P., a Delaware limited partnership, Oaktree Opportunities Fund XI Holdings (Delaware), L.P., a Delaware limited partnership and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P., a Delaware limited partnership. OMH and Ocwen are referred to herein as a “Party” or the “Parties” as applicable).

WHEREAS, Section 11 of the Transaction Agreement states that the Transaction Agreement and any schedules thereto may be amended if such amendment is agreed to in writing by the Parties; and

WHEREAS, the Parties desire to amend the form of Securities Purchase Agreement (“Form of SPA”) attached as Exhibit H to the Transaction Agreement.

    NOW, THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Transaction Agreement.

2.Section 1.1 of the Form of SPA is hereby amended by adding a new defined term “Brookfield” defined to mean Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies and its Affiliates.

3.Section 2.3(a)(v) of the Form of SPA is hereby amended by making the following changes shown in blackline form (with bolded and underlined text representing additions and ~~strikethrough~~ text representing deletions):

“(v) receipt by the Company of the Registration Rights Agreement, dated ~~as of~~ on or prior to the Closing Date, ~~between~~ among the Company, ~~and~~ the Purchaser and the other parties thereto, a form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”), which shall have been duly executed by the Purchaser; and”

4.The form of Registration Rights Agreement attached as Exhibit B to the Form of SPA is hereby replaced in its entirety by the form of Registration Rights Agreement attached as Exhibit A hereto.

5.Section 3.2(m) of the Form of SPA is hereby amended in its entirety as follows:

“(m) [Reserved]”

6.Section 3.2(n) of the Form of SPA is hereby amended by making the following changes shown in blackline form (with bolded and underlined text representing additions and ~~strikethrough~~ text representing deletions):

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“(n) Issuance Cap. ~~In addition to the limitations set forth in Section 3.2(n) hereof, and notwithstanding~~ Notwithstanding any other provision of this Agreement~~Agremeent~~, the Company shall not issue, the Purchaser shall not be entitled to receive, and the Purchaser shall not, and shall cause its Affiliates (other than Brookfield) to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any Shares or Warrants which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser and its Affiliates (other than Brookfield), would result in the beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser of more than 19.9% of the then issued and outstanding shares of Common Stock of the Company (the “Maximum Percentage”), unless shareholder approval is obtained in accordance with the listing rules of the NYSE or is otherwise permitted by the NYSE. In addition, unless such shareholder approval is obtained or otherwise permitted by the NYSE, the Company shall not issue, the Purchaser shall not be entitled to receive, and the Purchaser shall not, and shall cause its Affiliates (other than Brookfield) to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any Shares or Warrants, in excess of the Maximum Percentage measured as of the day immediately preceding the Closing Date. The term “Affiliate” as used in this Section~~s~~ 3.2~~(m) and~~ (n) ~~of this Agreement~~ means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person~~, and any officers, employees or partners of the Purchaser~~. ~~For the avoidance of doubt, for purposes of Sections 3.2(m) and (n) of this Agreement (i) Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies and its Affiliates (collectively, “Brookfield”) shall be deemed “Affiliates” of the Purchaser, and (ii) Brookfield’s beneficial ownership of Common Stock shall be aggregated with the Purchaser’s or its Affiliates’ beneficial ownership of Common Stock.~~ The foregoing shall not constitute an admission by the Purchaser to a third party that Brookfield is an Affiliate of the Purchaser or that Brookfield’s beneficial ownership of Common Stock should be aggregated with that of the Purchaser or its Affiliates for any purpose ~~other than Sections 3.2(m) and (n) of this Agreement~~.”

7.The Transaction Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. This Amendment may be executed in counterparts, which together shall constitute the executed original.

8.Sections 8 (Notice); 9 (Third Party Beneficiary); 10 (Severability); 11 (Entire Agreement; Amendment); 12 (Governing Law); 13 (Waiver); 14 (Waiver of Trial by Jury); 16 (Counterparts); and 17 (Non-Recourse) of the Transaction Agreement shall be incorporated herein by reference and made applicable, mutatis mutandis, to this Amendment as if set forth in their entirely herein.

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[Remainder of Page Intentionally Left Blank; Signature Page Follows.]
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    IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed as of the day and year first above written.

OCWEN FINANCIAL CORPORATION

By:    /s/ John V. Britti_______________________
Name: John V. Britti
Title: EVP & Chief Investment Officer

[Signature Page − Amendment to Transaction Agreement]

OCW MAV Holdings, LLC

By:     Oaktree Fund GP, LLC
Its:     Manager

By:     Oaktree Fund GP I, L.P.
Its:     Managing Member

By:    /s/ Jordan Mikes_______________
Name: Jordan Mikes
Title:    Authorized Signatory

By:    /s/ Cary Kleinman______________
Name: Cary Kleinman
Title:    Authorized Signatory

[Signature Page − Amendment to Transaction Agreement]

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT

[filed separately]